EXHIBIT 99.1


FOR IMMEDIATE RELEASE
_____________________

From:  DDL ELECTRONICS, INC.                Contact:   Rick Vitelle
       2151 Anchor Court                               Chief Financial Officer
       Newbury Park, California  91320                 (805) 376-9415



                DDL ELECTRONICS ISSUES STATEMENT ON MERGER TALKS
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        NEWBURY PARK, CA, August 30, 1996 -- DDL Electronics, Inc. (NYSE-DDL)
announced today that it has terminated merger discussions with Circuit Systems, Inc. (Nasdaq-CSYI), a manufacturer of single-sided, double-sided and multilayer printed circuit boards for the electronics industry. Gregory L. Horton, President and Chief Executive Officer of DDL, said: "We have been in discussions with Circuit Systems regarding a possible stock-for-stock merger of our companies. However, DDL was unable to arrive at acceptable terms for the proposed transaction, and consequently DDL's Board of Directors concluded yesterday that a merger with Circuit Systems would not be in the best interest of DDL's stockholders at this time."

        Commenting on the future, Horton stated: "We are proceeding with plans to aggressively expand DDL's presence in the U.S. electronics manufacturing services industry, which is growing at a very healthy rate. We intend to focus our acquisition strategy on companies engaged in electronic contract manufacturing, which represents our core competency."

        DDL Electronics, Inc., through its operating units in California and the United Kingdom, provides customized, integrated electronic manufacturing services to U.S. and European original equipment manufacturers (OEMs) in the computer, telecommunications, instrumentation, medical, industrial and aerospace industries.

        The foregoing statements that refer to the Company's anticipated future plans are forward looking and reflect the Company's current expectations. Such statements involve various risks and uncertainties that could cause actual results to differ materially from those forecast in the statements.